                                  Exhibit 12.1
                       RATIO OF EARNINGS TO FIXED CHARGES
                 (Amounts in thousands of dollars, except ratio information)



                                                         NINE MONTHS ENDED
                                                           NOVEMBER 30,
                                                      -----------------------
                                                        1997           1996
                                                      -------         -------
1        Loss
         Pre-tax loss                                 (18,547)        (23,714)
         Interest expense1                             11,604          13,121
                                                      -------         -------
                                                       (6,943)        (10,593)
                                                      =======         =======

2        Fixed Charges
         Interest expense1                             11,604          13,121
                                                      =======         =======

3        Ratio (1 divided by 2)                        N/A(A)         N/A(A)
                                                      =======         =======



(A) Earnings are inadequate to cover fixed charges. The amount of the deficiency is $18,547 and $23,714 for the three months ended November 30, 1997 and 1996, respectively.




--------
1        Consists of interest on debt and imputed interest on capital leases.